Exhibit 10.2

STOCK OPTION AGREEMENT

1.	A Stock Option (the “Option”) for a total of shares of Common Stock (the “Stock”), par value of $1.00 per share, of Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”) is hereby granted to (the “Optionee”) subject to the terms and provisions of the Quaker Chemical Corporation 2001 Long-Term Performance Incentive Plan (the “Plan”) insofar as the same are applicable to Stock Options granted thereunder. The terms and provisions of the Plan are incorporated herein by reference.

2.	The Option Price as determined by the Compensation/Management Development Committee (the “Committee”) which has the authority for administering the Plan for the Company is $ share, having been determined pursuant to Section 3.2 of the Plan, which is equal to 100% of the Fair Market Value (as defined in the Plan) of the Stock on the date of the grant of the Option.

3.	Subject to the provisions of Paragraph 4 hereof, the Option may be exercised in whole at any time or in part from time to time on or after June 15, 2005. The Option terminates on the earlier of the date when fully exercised under the provisions of the Plan, the date fixed pursuant to Section 3.8(a), 3.8(b), or 3.8(c) of the Plan, or . Notwithstanding any provision to the contrary, following termination of Optionee’s employment by the Company or a Subsidiary of the Company for any reason not specified in Sections 3.8(a) or (b) of the Plan, the Option shall not be or become exercisable as to any shares other than those shares as to which the Option shall have been exercisable.

4.	The Option may not be exercised if the issuance of the Stock upon such exercise would constitute a violation of any applicable Federal or state securities or other law or valid regulation. Further, exercise of an Option granted pursuant to this Agreement shall be under and subject to Paragraph 3.4 of the Plan.

5.	As a condition of exercising this Option, Optionee agrees that any share of Stock acquired upon exercise of this Option shall not be sold, assigned, transferred or otherwise encumbered or disposed of during the Restriction Period. For purposes of this Paragraph, the Restriction Period shall begin on the Grant Date and shall end on the second anniversary of the Grant Date. Upon the occurrence of an Option Event, the foregoing restriction on the transfer of the Stock shall lapse. Notwithstanding the foregoing, prior to the end of the Restriction Period, shares of Stock acquired upon exercise of this Option may be transferred pursuant to will or the laws of descent and distribution. The Company shall not be required (A) to transfer on its books any shares that have been sold or otherwise transferred in violation of this Paragraph, or (B) to treat as owner of such shares, or to accord the right to vote or pay dividends to, any transferee to whom shares have been sold or otherwise transferred in violation of this Paragraph. The Company shall direct its share transfer agent to place a legend on the certificates representing the Stock subject to such transfer restriction, or otherwise note on its records as to the restrictions on transfer set forth in this Paragraph.

Stock Option Agreement	Page 2

6.	The Option may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him/her. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

7.	The Option may be exercised only upon payment of the appropriate amount and delivery of the completed “Notice of Exercise,” attached hereto, to the Secretary of the Company. Any attempted exercise of the Option without such delivery of the “Notice of Exercise” may be disregarded by the Company. Payment and delivery for the purposes hereof may also be accomplished by making payment and delivery to an agent duly appointed by the Company for the purposes of accepting payment and notice of exercise. Where any such appointment is made, the Company shall so advise Optionee, and Optionee may rely upon such notice until such notice is revoked or amended.

8.	Optionee shall have none of the rights of a shareholder with respect to any shares of Stock subject to the Option, except as to the shares with respect to which Optionee has validly exercised the Option granted herein and tendered to the Company the full price therefor.

9.	All notices required to be given hereunder shall be mailed by registered or certified mail to the Company to the attention of its Secretary, at One Quaker Park, 901, Hector Street, Conshohocken, Pennsylvania 19428, and to Optionee at Optionee’s address as it appears on the Company’s books and records unless either of said parties has duly notified the other in writing of a change in address.

QUAKER CHEMICAL CORPORATION

By:
D. Jeffry Benoliel

Date of Grant:

Optionee acknowledges receipt of a copy of the Plan, and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to the terms and provisions of the Plan insofar as they relate to Stock Options granted thereunder. Optionee agrees hereby to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Option. Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by Federal, state, or local law as a result of the exercise of the Option.

OPTIONEE REPRESENTS THAT, AT THE TIME THE OPTION IS GRANTED, HE/SHE DOES NOT OWN DIRECTLY OR INDIRECTLY (AS DETERMINED UNDER SECTION 424(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), STOCK POSSESSING MORE THAN 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK OF QUAKER CHEMICAL CORPORATION OR ANY OF ITS SUBSIDIARIES.

By: